                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): MAY 2, 2002


                              Roadhouse Grill, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Florida                       0-28930                    65-0367604
--------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
of Incorporation)                                            Identification No.)



             2703-A Gateway Drive, Pompano Beach, Florida           33069
--------------------------------------------------------------------------------
             (Address of Principal Executive Offices)             (Zip Code)



       Registrant's telephone number, including area code: (954) 957-2600
                                                           --------------

                                 Not applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

         On April 24, 2002, Roadhouse Grill, Inc. (the "Company") received notification from The Nasdaq Stock Market that the Company's common stock would be delisted at the opening of business on May 2, 2002, unless the Company requested a hearing to appeal the determination in accordance with Nasdaq rules. Nasdaq's delisting notification was based on the Company's filing for protection under Chapter 11 of the U.S. Bankruptcy Code, the Company's failure to meet the independent director and audit committee requirements for continued listing pursuant to Marketplace Rules 4350(c) and 4350(d)(2), and The Nasdaq Stock Market's concerns about the Company's ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market.

         The Company did not request a hearing to appeal the determination. Accordingly, its common stock was delisted at the opening of business on May 2, 2002. As a result of its delisting, the Company's common stock is currently quoted on the Pink Sheets. The Company expects that its common stock will be quoted on the OTC Bulletin Board maintained by Nasdaq.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ROADHOUSE GRILL, INC.
                                             (Registrant)



                                        By: /s/ Ayman Sabi
                                            ------------------------------------
                                        Name:  Ayman Sabi
                                        Title: Chief Executive Officer

Date: May 17, 2002





                                       3